United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2018
ESCONDIDO INNOVATIONS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-55868	27-0758362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1166 East Warner Road Suite 101-B, Gilbert, Arizona 85296
 (Address of principal executive offices) (Zip Code)

(602) 743-7796
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

The Board of Directors (the “Board”) of Escondido Innovations, Inc. (the “Company”) elected Anthony Parkinson to the Board, effective as of July 3, 2018.

In connection with his election to the Board, Mr. Parkinson received 75,000 shares of common stock of the Company.

Mr. Parkinson was not selected pursuant to any arrangement or understanding between Mr. Parkinson and any other person. Mr. Parkinson is not being named and is not expected to be named to any committees of the Board. Neither the Company nor any of its subsidiaries have entered into any transactions with Mr. Parkinson described in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2018

Escondido Innovations, Inc., a Delaware corporation

By:	/s/ John Glassgow
John Glassgow, Chief Financial Officer

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